Exhibit 10.46
TRIAD GUARANTY INC.
OUTSIDE DIRECTOR STOCK OPTION AGREEMENT
     This Stock Option Agreement (the “Agreement”), dated ____________, is entered into between Triad Guaranty Inc., a Delaware corporation (the “Company”), and ____________ (the “Optionee”).
     WHEREAS, the Company, pursuant to its 2006 Long-Term Stock Incentive Plan (the “Plan”), desires to grant an Option (as defined in the Plan) to the Optionee, and the Optionee desires to accept the Option, on the terms and conditions set forth herein.
     NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth, the parties hereto agree as follows:
     1. Grant of Option. The Company hereby grants to the Optionee an option to purchase from the Company all or part of ____________ shares of Common Stock (par value $0.01 per share) of the Company at $  ___ per share (the “Option Price”), during the period and upon the terms and conditions stated herein and in the Plan.
     2. Termination of Option. This Option shall terminate entirely on the earliest of:
     (a) ____________;
     (b) three (3) years following the termination of Optionee’s directorship with the Company by reason of Optionee’s death or disability;
     (c) [the date of Optionee’s termination as a director of the Company if Optionee is terminated for Cause. For purposes of this Agreement, “Cause” shall mean:
     (i) a material breach by Optionee of his duties and obligations to the Company, including but not limited to gross negligence in the performance of his duties and responsibilities; provided he shall be entitled to reasonable notice of, and if feasible a reasonable opportunity to cure, any such breach;
     (ii) willful misconduct by Optionee which may be materially injurious to the reputation or business of the Company or any of its subsidiaries;
     (iii) any act of fraud, misappropriation or other dishonesty by Optionee; or
     (iv) Optionee’s conviction of a felony.]

     3. Vesting. Subject to the provisions of Section 2 hereof, this Option may be exercised at any time as to all or any of the shares then purchasable hereunder (but not for less than 100 shares unless such purchase would entirely exhaust the option) and provided further that the Optionee’s cumulative purchases of Common Stock subject to this option shall vest as follows:

Date	Percentage of Common Stock Subject to Option

On ____________	___%
On ____________	___%
On ____________	100%
     The Optionee’s right to exercise this Option will immediately accrue with respect to all of the shares of Common Stock subject thereto in the event a Change in Control (as defined below) of the Company. For purposes of this Agreement, “Change in Control” shall mean the occurrence of any of the following events:
     (a) any person or persons acting as a group, as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934 (other than Collateral Holdings, Ltd., an Alabama limited partnership, and any of its affiliates) shall become the beneficial owner of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities; or
     (b) individuals who constitute the board of directors of the Company as of the date hereof (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election or nomination for election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this clause (ii) considered as though such person were a member of the Incumbent Board; or
     (c) any consolidation or merger to which the Company is a party, if following such consolidation or merger, stockholders of the Company immediately prior to such consolidation or merger shall not beneficially own securities representing more than fifty percent (50%) of the combined voting power of the outstanding voting securities of the surviving or continuing corporation; or
     (d) any sale, lease, exchange or other transfer (in one transaction or in a series of related transactions) of all, or substantially all, of the assets of the Company, other than to an entity (or entities) of which the Company or the stockholders of the Company immediately prior to such transaction beneficially own securities representing more than fifty percent (50%) of the combined voting power of the outstanding voting securities.

     An option shall be exercised by giving notice to the Company, on a form which the Secretary of the Company will supply upon request, specifying the number of whole shares to be purchased and accompanied by payment of the purchase price therefore. Payment may be made by check payable to the Company. The Committee (as defined in the Plan) may, in its discretion, permit the Optionee to make payment in shares of Common Stock already owned by the Optionee, valued at the Fair Market Value thereof (as defined in the Plan), as partial or full payment therefor. Shares of Common Stock that may be used for the payment may include shares which were received by the Optionee upon the exercise of one or more options and shares which the Optionee directs the Company to withhold, for the purpose of paying the Option Price (and any applicable withholding taxes), from shares which the Optionee would have received upon the exercise of one or more options. Such exercise shall be effective upon receipt by the Secretary of the Company, at the main office of the Company, of such written notice and payment.
     4. Transferability. Except as permitted by the Plan, the Option may not be sold, transferred, pledged, assigned or otherwise alienated at any time, and any attempt to sell, transfer, pledge, assign or otherwise alienate the Option need not be recognized by the Company.
     5. Committee Interpretations Binding. All determinations and interpretations made by the Committee with regard to any question arising hereunder or under the Plan shall be binding and conclusive on Optionee and on his legal representatives and beneficiaries.
     6. No Rights as Stockholder.
     (a) Optionee shall have none of the rights of a stockholder with respect to shares subject to the Option until such shares shall be issued on exercise of the Option[; and, except as otherwise provided in Section 6(b) hereof, no adjustment for dividends, or otherwise, shall be made if the record date thereof is prior to the date of issuance of such shares.
     (b) In the event that the outstanding Common Stock of the Company is changed by reason of a Share Change or Organic Change (each as defined in the Plan), the number of shares subject to the Option shall be adjusted so that Optionee shall receive upon exercise of the Option in whole or in part thereafter that number of shares of the class of the capital stock of the Company or its successor that Optionee would have been entitled to receive had he exercised the Option immediately prior to the record date for such event. In the event of such an adjustment, the per share Option price shall be adjusted accordingly, so that there will be no change in the aggregate purchase price payable upon exercise of the Option].
     7. Controlling Documents. The Option granted hereby is subject to:
     (a) All terms and conditions of the Plan (which is hereby incorporated by reference with the same effect as if fully recited herein) as now or hereafter in effect; and
     (b) All the terms and conditions of this Agreement as now in effect or as hereafter modified at the discretion of the Committee to conform with the Plan as amended from time to time.

     The Optionee acknowledges receipt of a copy of the Plan, represents and warrants that he has read the Plan and agrees that this Agreement shall be subject to all of the terms and conditions of the Plan.
     8. No Guarantee of Directorship. This Agreement shall not interfere with or limit in any way the right of the Board of Directors to nominate a director other than the Optionee at the next meeting of stockholders.
     9. Governing Law. This Agreement shall be governed by the law of the State of Delaware and construed in accordance therewith.
     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the day and year first above written.

OPTIONEE:	COMPANY:

TRIAD GUARANTY INC.

By:

Name:

Its:

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